Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2007 relating to the consolidated financial statements for the year ended December 31, 2006, which appears in Houston American Energy Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HAM, LANGSTON & BREZINA, L.L.P.
HAM, LANGSTON & BREZINA, L.L.P.
(formerly, Thomas Leger & Co., L.L.P.)
Houston, Texas
June 25, 2009